Exhibit (c)(2)

Deutsche Bank
Corporate & Investment Bank
Presentation to the Special Committee
January 4, 2018
Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

A. DB team and qualifications
B. situation assessment
C. Strategic alternatives
D. Conclusion
Discussion agenda
A DB team and qualifications
B Situation assessment for Special Committee
C Consideration of strategic and financial alternatives
D Conclusion and path forward
Deutsche Bank
Corporate & Investment Bank

A. DB team and qualifications
B. situation assessment
C. Strategic alternatives
D. Conclusion
Deutsche Bank’s dedicated team for the Special Committee
Dedicated team for the Special Committee
39
14
Jim Stynes
Managing Director Global Chairman of M&A
31
2
Celeste Guth
Managing Director Global Co-Head of FIG
18
<1
MeirLewis
Managing Director Head of US Insurance
18
<1
Sean Fernandes
Managing Director
10
8
Simon Paciura
Vice President
6
<1
Kulin Shah Associate
2
2
Jacqueline Li
Analyst
Deutsche Bank • Number of years in the industry
Corporate & Investment Bank
• Number of years at Deutsche Bank

A. DB team and qualifications B. Situation assessment C. Strategic alternatives D. Conclusion
Why DB?
Seasoned team of trusted advisors
– Highly experienced team of senior bankers with more than 100 years of combined advisory experience
– Hands-on approach to the engagement (please ask for our references)
Special Committee advisory track record
– This team personally advised on highly relevant insurance and financial services special committee assignments:
– American Financial / National Interstate
– AXA / AXA Financial
– MassMutual and Cerberus / Scottish Re
– DB institutional knowledge having advised on more than 10 special committee assignments in the past few years
Insurance industry expertise
– Global financial services and insurance team of more than 100 professionals
– Active dialogue and access to potential alternative buyers
– Comprehensive capital markets, trading and research capabilities
Dedicated execution resources
– Recent investment in dedicated execution team with immediate capacity for this priority assignment
– Line-of-sight location of DB office to AmTrust headquarters
Deep knowledge of company by team members
– Up to speed on situation and familiar with recent events
– Ability to move quickly and focus on robust process requirements
– Important assignment for individuals involved
Deutsche Bank
Corporate & Investment Bank

A. DB team and qualifications | B. Situation assessment | C. Strategic alternatives | D. Conclusion

Relevant transaction experience of senior team members (1/2)



Celeste Guth
Managing Director
Global Co-Head of FIG

2 years at DB
31 years industry experience

Background

- Celeste joined DB in 2016 after spending 29 years at Goldman Sachs where she was Partner and Vice Chairman of the Global Financial Institutions Group and Global Head of Insurance
- Prior to being named Vice Chairman she headed FIG Americas at Goldman from 2003 through 2012. She was named a partner in 2002

Select transaction experience

- **Special committee advisor to Scottish Re on sale to Cerberus / MassMutual**
- **Minority buy-out of AXA Financial by AXA**
- **Special committee of Castlepoint in their negotiations with Tower**
- **American General's take private of Western National by buy-out of minority shareholders**
- **Represented PacLife in restructuring minority stake in PIMCO post-Alliance**
- **Restructuring of FGIC post financial crisis**
- Sale of Stancorp Financial to Meiji Yasuda
- Sale of New York Life's Mexican Surety operations to ACE
- ING Latin America sale to GrupoSura
- BBVA Latin America Pension Operations sale to MetLife and others
- Sale of SunAmerica to AIG
- Sale of USLife to American General
- Sale of Capital Holdings to Aegon
- Sell down of ING's Canadian operations, now Intact
- Sale of Kemper to Zurich
- Warranty Group sale to TPG
- Sale of Global Capital Re to XL
- Sumitomo acquisition of Symetra
- Dai-Ichi Life acquisition of Protective Life
- IPO and Demutualizations of Prudential, Principal, StanCorp and Dai-Ichi
- IPOs and carveouts of Voya from ING and Hartford Insurance from ITT



Jim Stynes
Managing Director
Global Chairman of M&A

14 years at DB
39 years industry experience

Background

- Jim joined DB in 2003 after 25 years at Morgan Stanley in the Mergers & Acquisitions area
- He has executed over 100 transactions consisting of sell-sides, buy-sides and restructurings in a wide variety of businesses

Select transaction experience

- **Sale of Nortek to Kelso (large management block)**
- **Sale of Petrolite (45% controlled by Barnickel Trust) to Baker Hughes**
- **Acquisition of Fina Inc by Petrofina**
- Sale of Hartford's Japan Variable Annuity business to Orix
- Sale of Hittite to Analog Devices
- Sale of Life Technologies to Thermo Fisher
- Sale of Medicis to Valeant
- Sale of Solutia to Eastman Chemical
- Sale of CVR Energy to Icahn
- Sale of Keebler to Kellogg
- Acquisition of Qualcomm by Broadcom (Pending)
- Acquisition of Axiall by Westlake
- Acquisition of CSR by Qualcomm
- Three-way merger between Coca-Cola Enterprises Inc. and Coca-Cola Iberian Partners and Germany's Coca-Cola bottler
- Acquisition of Cephalon Inc. by Teva Pharmaceutical Industries
- Acquisition of Syniverse Technologies by Carlyle Group LLC
- Acquisition of Cadbury PLC by Kraft Foods Inc.
- Acquisition of Anheuser Busch by InBev
- Acquisition of Nabisco by KKR
- Lockheed's purchase of General Dynamic's F-16 fighter division
- Merger of Equals between Molson and Coors
- Merger of Texaco and Chevron
- Merger of Equals between Lockheed and Martin Marietta
- Defense of Texaco against Carl Icahn's proxy contest

Note: Bolded names relate to transactions involving a Special Committee of the Board

Deutsche Bank
Corporate & Investment Bank

4

A. DB team and qualifications | B. Situation assessment | C. Strategic alternatives | D. Conclusion

Relevant transaction experience of senior team members (2/2)

	 Meir Lewis *Managing Director* *Head of Americas Insurance* <1 year at DB 18 years industry experience	 Sean Fernandes *Managing Director* <1 year at DB 18 years industry experience
Background	– Meir joined DB in 2017 and spent 7 years at Morgan Stanley in New York, where he was a Managing Director with a focus on P&C insurance and reinsurance clients – Meir started his career at Citi where he spent 10 years in both Tel Aviv and New York	– Sean joined DB in 2017 and has spent the bulk of his career at Goldman Sachs, based in London, New York, Hong Kong and Tokyo, where he focused on sponsor-held and independent insurance brokers and services companies – He spent three years at Apax Partners where he had responsibility for various FIG investments
Select transaction experience	– **Special committee advisor on public merger (ongoing)** – **Special committee advisor to National Interstate on sale to American Financial Group (2016)** – **Audit committee advisor to Global Indemnity on repurchase from Fox Paine LPs (2015) and subsequent evaluation of transaction (2017)** – **Audit committee advisor to Primerica on repurchases from Citi (2012, 2013)** – Sale of Rain and Hail Insurance to ACE – Sale of U.S. Specialty Homeowners business by QBE to National General – Sale of Chubb reinsurance operations to Stone Point Capital to form Harbor Point – Cross-border acquisition of UK listed Catlin by XL – Acquisition by Munich Re of Hartford Steam Boiler from AIG – Acquisition by Liberty Mutual of Ohio Casualty – LBOs: Alliant, Sedgwick, Cunningham Lindsey – IPOs: Primerica, Apollo Invest Corp, BlackRock Kelso, Kayne Anderson, BPW, National Atlantic – Follow-ons / Secondaries: AmTrust, NatGen, Progressive, Markel, James River – Private Placements: Primerica, Wilton Re	– **Special committee advisor to Scottish Re on sale to Cerberus and MassMutual** – **Stake increase by Barclays Plc in Absa Group** – **Sale of NWD Investment Management to Nationwide Financial Services** – **Take private of CCS Income Trust** – **Take private of Bankrate.com** – Sale of AmerUs to Aviva Plc – Sale of UnumProvident Canada to Royal Bank of Canda – Sale of RSUI to Alleghany Corporation – Investment by Goldman Sachs in Hana Bank – Sale of Fiduciary Trust Company to Franklin Resources – Sale of State Street's Private Asset Management business to US Trust – Sale of HartRe to Endurance Specialty – Sale of McMorgan to New York Life – Sale of Goldman Sachs' minority interests in its India JV to Kotak Bank

Note: Bolded names relate to transactions involving a Special Committee of the Board

Deutsche Bank
Corporate & Investment Bank
5

A. DB team and qualifications B. Situation assessment C. Strategic alternatives D. Conclusion
Situation overview
AmTrust has grown from a start-up in 1998 to a leading international commercial lines carrier
–-Leading franchise in U.S. workers comp (#3)(a)
–-Leading franchise in U.S. commercial lines (#11)(a)
–-Strategy driven by organic growth in niche markets, complemented by M&A
Company has faced significant headwinds in the public markets over past 12 months
–-Stock has traded down in the past 12 months by 62%
–-Stock currently trades at 0.79x P/BV (excluding the impact of fee business sale) and 7.5x P/E (2018E)
The Company has taken decisive actions to address recent concerns
–-Injected capital in the business: Family PIPE, sale of NGHC stake
–-Management change: replaced CFO
–-Simplified business: sale of fee business, policy administration system sale
We understand from Wilkie that Special Committee has been formed to evaluate a potential going private transaction
The Special Committee will be responsible for acting in the interest of public shareholders and for ensuring a rigorous process
Deutsche Bank Note: Market data as at January 2, 2018.
Source: Company data, SNL Financial, FactSet
Corporate & Investment Bank (a) Based on AmTrust 2016 financials.

A. DB team and qualifications B. Situation assessment C. Strategic alternatives D. Conclusion
Key focus areas for the Special Committee
Key focus area Key considerations
– Detailed preparation process to highlight opportunities and issues early
1 Thoroughness of process – Appropriate level of due diligence is a key starting point
– Examine all available strategic and financial alternatives thoroughly
– The controlling shareholders / acquirers may have different interests and objectives than minority shareholders
2 Establishing control of the process
– Ensure the process allows the time and flexibility to determine and pursue the right outcome for public shareholders
– Important to consider the wide range of alternatives available to the
Special Committee
3 Maintaining maximum optionality
– Including assessment of alternative buyers and capital markets solutions
4 Minimizing disruption to the business – Process must be both effective and efficient during the process – Protect the flow of confidential information
– Scrutiny will be intense from shareholders and other key constituents
– Benefits of clear and open communication and careful record for all
5 Maintaining effective communication constituencies (Special Committee, buyer group, minority share and records throughout the process holders)
– Direct communications with large institutional shareholders can be helpful
Deutsche Bank
Corporate & Investment Bank

A. DB team and qualifications B. Situation assessment C. Strategic alternatives D. Conclusion
Preliminary framework for assessment of strategic alternatives
Scenario Description Key issues to consider
– Advantages of being public
– Continue to execute on the current
1 Maintain business plan – Impact of remedial actions have
already been taken
status quo – Minority stake continues to be owned by
public shareholders – Impact of distraction from public
markets
– Robust process
2 Management – Take-private and de-listing of AmTrust – Consideration of alternatives
Buy Out stock
– Financing
3 Sale of Cash – Family willingness to sell
100% to – Acquisition by a third party strategic or – Buyer appetite financial buyer – Financing (if cash deal)
a third party Stock – Consideration (if stock deal)
– Excess capital
– Use excess capital and debt capacity to
Recapitalization – Leverage target
buy back shares in public markets
– Stock liquidity
Deutsche Bank
Corporate & Investment Bank

A. DB team and qualifications B. Situation assessment C. Strategic alternatives D. Conclusion
Illustration of potential strategic and financial buyers
Valuation metrics
Market Cap ($bn) p/e (2018) P/BV
U.S. insurance ranking
Workers’ comp Commercial
DWP ($bn) Market share DWP ($bn) Market share
Strategic buyers Financial buyers
Note: Market data as of 1/2/2018.
Deutsche Bank
(a) Indicated sorted by the metric.
Corporate & Investment Bank Source: Company filings, Wall Street research, FactSet, SNL Financial

A. DB team and qualifications B. Situation assessment C. Strategic alternatives D. Conclusion
Role of DB in advising the Special Committee
DB will be fully committed to each aspect of the analysis of strategic options, providing precise advice to the Special
Committee, and executing the range of strategic alternatives available
Conduct business and financial due diligence on AmTrust
—Commence detailed due diligence immediately upon appointment to advise Special Committee
- Develop a detailed assessment of management’s business and financial plan
—Develop a detailed view of the opportunities and challenges posed by management’s plan
Analyze the value of AmTrust
—Assess current and potential future public market value
—Assess private market value
—Identify other sources of value
Assess value maximization alternatives to the current plan
—Strategic or capital markets alternatives
—Form an assessment on the achievability, certainty and conditionality of each alternative
- Advise the Special Committee on tactical and process considerations
Advise the Special committee in formulating and communicating a response to the buyer group
- Develop process to maximize the Special Committee’s control over the outcome
As directed by the Special Committee, manage the execution of any alternative selected by the Special Committee
- Management buy-out, sale to third-party, recapitalization or other
As directed by the Special Committee, assist in negotiating a transaction for the best interests of public shareholders
Coordinate and collaborate with the Special Committee’s other external advisors (actuarial, accounting, legal)
Deutsche Bank
Corporate & Investment Bank

DB will work closely with the Special Committee throughout the process with regular update meetings to track progress and timeline
A. DB team and qualifications B. Situation assessment C. Strategic alternatives
D. Conclusion
strategic review
Due diligence of the business
Evaluate and analyze proposal (once received)
Review
options
Respond to proposal
Negotiate transaction and market check (if appropriate)
Close transaction (following go shop if appropriate)
Assessment of current situation
Detailed
valuation
review
Deal feasibility
In-depth due
diligence
review to
understand
value and
business
momentum
Remain public/ status quo
Assess depth and interest from other potential strategic or financial buyers
Evaluate other options to
maximize
value
Agree initial response to proposal and
key messages
Negotiate with bidder and advisors (if appropriate)
Further special committee
review
post
discussions
Close transaction (following go shop if appropriate)
Negotiate
definitive
agreement
focus on critical terms
- financing commitment /deal certainty
- termination/ fiduciary out
Conduct market check (limited or broad process pre / post signing)
Coordinate day-to-day details to bring the transaction to closure

Deutsche Bank
Corporate & Investment Bank
Appendix I
Supplemental information

Select other DB special committee assignments
CONSOLIDATED TOMOKA Consolidated Tomoka Undisclosed Exploration of strategic alternatives Sole Financial Advisor to Special Committee Terminated Pan Pan Seguros / Pan Corretora USD254 million
Advised Pan Seguros I Pan Corretora on sale to Banco PTG Pactual and Caixa Economica Federal
Financial Advisor to Special Committee December 2014 cm: 16
LOKAL CPA:16 Global USD1.9 billion Advised CPA: 16 on the acquisition of affiliated CPA14 REIT MWeff
Neff Corp
USD13 billion Advised the special committee of the Board of Directors of Neff Corp on its agreement to sell to United Rental
Sole Financial Advisor to Special
Committee
July 2017
ft TC PipeLines, LP TC PipeLines, LP
USD215 million
Advised TransCanada on the drop-down of Bison Pipeline
Sole Financial Advisor to Conflicts
Committee
October 2014
RC.V+
RCN Corporation
USD13 billion
Advised RCN on the sale to ABRY Partners
TC PipeLines, LP TC PipeLines, LP
USD223 million
Advised TransCanada in the drop-down of 49.9% interest in PNGTS
Sole Financial Advisor to Conflicts
Committee
January 2016
duco
I incorporated
Alico
USD138 million
Advised Alico on the sale of 51% to the AHon Group
Sole Financial Advisor to Special
Committee
November 2013
i ms
IMS Health Inc
USD5.2 billion
Advised IMS Health on its sale to investor group
^ ASHFORD
nosriTALrrv fume
Ashford Hospitality Trust
Undisclosed
Exploration of strategic alternatives
Sole Financial Advisor to Special Committee
2015/2016
kitd&al
Kit Digital
Undisclosed
Advised the Transaction Committee of Kit Digital on reorganisation plan
Financial Advisor to Transaction Committee
August 2013
Tutor-Soliba
CORTOfiATlON
Tutor-Saliba
USD862 million
Advised Tutor-Salfea on the sale to Perini
vivendi
Vivendi SA/SFR
EUR17 billion
Advised supervisory board of Vivendi on proposed disposal of SFR
Sole Financial Advisor to Special
Committee
May 2015
BELMOND Belmond Ltd
USD1.9 billion
Advised Belmond Ltd on hostile defense
Financial Advisor to Transaction Committee October 2012
Beritl
Bentley Pharmaceuticals
USD352 million
Advised Bentley Pharmaceuticals on the sale to Teva Pharmaceuticals
TC PipeLines, LP TC PipeLines, LP
USD446 million
Advised Trans Canada on the drop-down of remaining 30% interest in GTN Pipeline
Sole Financial Advisor to Conflicts
Committee
April 2015
15
CPA:15
USD2.6 billion
Advised CPA15 on its sale to WP Carey & Co
Sole Financial Advisor to Special
Committee
September 2012
BRADLEY
PHARMACEUTICALS Bradley Pharmaceuticals
USD349 million
Advised Bradley Pharmaceuticals on the merger with Nycomed US Inc
Affinity
Affinity Gaming Undisclosed
Exploration of strategic alternatives
Sole Financial Advisor to Special
Committee
2014/2015
CIC ENERGY:
CIC Energy CAD115 million
Advised CIC Energy on the sale to Jindal Steel and Power
Sole Financial Advisor to Special
Committee
September 2012
Sole Financial Advisor to Special
Committee
May 2011
EC3Q
EGLInc USD22 billion
Advised EGL on the sale to CEVA Logistics Inc
Financial Advisor to Special Committee November 2007
Financial Advisor to Special Committee August 2010
Comverse Technology Inc USD293 million
Advised Comverse on the private placement in Verint Systems
Financial Advisor to Special Committee May 2007
Lead Financial Advisor to Transaction
Committee
February2010
LnraAL
Space & Communications
Loral Space & Communications Ltd USD300 million
Advised Loral on a private placement to MHR Fund Management
Financial Advisor to Special Committee February 2007
Financial Advisor to Special Committee
September 2008
Asahi-Tec USD1.2 billion
Advised Asahi-Tec on the acquisition of Metaldyne
Financial Advisor to Special Committee January 2007
Financial Advisor to Special Committee July 2008
Royal Group
Royal Group Technologies USD2.0 billion
Advised Royal Group Technologies on the sale to Georgia Gulf
Financial Advisor to Special Committee October 2006
Financial Advisor to Special Committee February 2008
BOYDGAMING Boyd Gaming Corp USD533 million
Advised Boyd Gaming Corp on the sale of South Coast Casino
Sole Financial Advisor to Special
Committee
October 2006
Financial Advisor to Special Committee November 2007
Telewest Global Inc USD9.2 billion
Advised Telewest Global on the sale to NIL Inc
Financial Advisor to Special Committee March 2006

AFSI LTM stock price development
Price performance
LTM 3-month 6-month
(61.6%) (25.1%) (30.8%)
2/27/2017 4/4/2017 5/8/2017 6/5/2017 9/14/2017 11/8/2017 11/16/2017
AFSI files for 2016 2016 10K filed Q1 earnings release CFO replaced Announced sale of Q3 earnings release; WSJ article
10K filing delay policy administration exhaustion of
system to NGHC for Premia ADC
$200mm
3/16/2017 4/10/2017 5/25/2017 6/9/2017 11/6/2017
Extended deadline to WSJ article Announced $300mm Sale of $200mm stake Sale of FeeCo in $1.1bn file 2016 10K and private placement with in National General LBO with MDP;
announcement of members of the AM Best places credit rating
further delay Karfunkel family under review
$35.00
$30.00 $25.00 $20.00 $15.00 $10.00 $5.00
$10.47
Stock price ($)
11/13/2017 AFSI downgraded by JMP
Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Jan-18
Deutsche Bank Note: Market data as of 1/2/2018.
Source: Company filings, Wall Street research, FactSet, Internet publications
Corporate & Investment Bank

AFSI trading multiples
P/BV development
P/NTM earnings development
P / B
1-year 10-year
Current average average
0.79x 1.17x 1.81x
P / NTM Earnings
1-year 10-year
Current average average
7.5x 7.1x 7.9x
Price / book (x)
0.00x 0.50x 1.00x 1.50x 2.00x 2.50x 3.00x 3.50x
Apr-07 Dec-09 Aug-12 Apr-15 Jan-18
0.79x
Price / NTM EPS (x)
0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x
Apr-07 Dec-09 Aug-12 Apr-15 Jan-18
Deutsche Bank Note: Market data as at January 2, 2018.
Source: Company data, SNL Financial, FactSet
Corporate & Investment Bank

Current AmTrust ownership

Based on public sources

Current shareholder breakdown


Public float 44%
Family ownership 55%
Other insiders 1%

Non-voting shares until after the 2018 annual shareholders meeting

Family ownership summary

Name	Position ('000)	% ownership	Market value ($mm)
Barry Zyskind (CEO)	44,777	22.8%	$447.7
George Karfunkel (Director)	32,438	16.5%	324.3
Family 2017 PIPE	24,096[(a)]	12.3%	240.9
Estate of Michael Karfunkel	4,225	2.2%	42.2
Leah Karfunkel (Director)	2,371	1.2%	23.7
Total family	**107,907**	**55.0%**	**$1,079.0**

Name	Position ('000)	% ownership	Market value ($mm)
Other insiders	2,712	1.4%	27.1

Public ownership summary

Name	Position ('000)	% ownership	Market value ($mm)
The Vanguard Group	9,726	5.0%	$97.2
Invesco Advisers	7,620	3.9%	76.2
BlackRock Fund Advisors	5,221	2.7%	52.2
Goldman Sachs & Co.	5,146	2.6%	51.5
Principal Global Investors	3,702	1.9%	37.0
SSgA Fund Management	3,254	1.7%	32.5
RBC Global Asset Management	2,871	1.5%	28.7
Dimensional Fund Advisors	2,699	1.4%	27.0
Invesco PowerShares Capital Management	2,301	1.2%	23.0
JPMorgan Securities	2,145	1.1%	21.4
Other	40,748	20.8%	407.4
Total public	**85,433**	**43.6%**	**$854.2**

Note: Market data as of 1/2/2018. Total shares outstanding as of latest available. Based on share price of $10.47.
(a) Shares issued on 5/25/2017.
Source: Company filings, FactSet

Deutsche Bank
Corporate & Investment Bank
15

“IMPORTANT: This presentation (the “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusively for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. Neither Deutsche Bank AG New York Branch, Deutsche Bank Trust Company Americas (“DBTCA”) nor any of their banking affiliates is responsible for the obligations of Deutsche Bank Securities Inc. or any
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Deutsche Bank
Corporate & Investment Bank
16